Exhibit 99.2

MAX CAPITAL GROUP LTD. ANNOUNCES $0.09 DIVIDEND

HAMILTON, Bermuda—(BUSINESS WIRE)—Feb. 11, 2009— Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) announced today that the Company’s Board of Directors, at a meeting held on February 10, 2009, declared a dividend of $0.09 per share. The dividend is payable on March 10, 2009, to shareholders of record as of February 24, 2009.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by the Company with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts

Kekst and Company
Susan Spivak Bernstein	Roanne Kulakoff
Senior Vice President	roanne-kulakoff@kekst.com
susan.spivak@maxcapservices.com	1-212-521-4837
1-441-293-8800